UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2010

PHARMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place

Louisville, Kentucky 40299

(Address of principal executive offices) (Zip Code)

(502) 627-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2010, PharMerica Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Chem Rx Corporation and certain of its wholly-owned subsidiaries (collectively, the “Seller”), under which the Company has agreed to purchase substantially all of the assets and selected vendor contracts of the Seller (collectively the “Assets”), subject to the terms and conditions contained in the Agreement.

The Seller has filed voluntary petitions for Chapter 11 bankruptcy protection in the Delaware District of the United States Bankruptcy Court (the “Bankruptcy Court”). It is intended that the acquisition of the Assets would be accomplished through the sale, transfer, and assignment of the Assets by the Seller to the Company in a sale undertaken pursuant to Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company is seeking to be designated as the “stalking horse” in the bankruptcy proceedings. The acquisition is subject to the approval of the Bankruptcy Court and the Seller not receiving a higher offer from a third-party through a Court-approved auction process.

Under the terms of the Agreement, the Company has agreed, absent any higher or otherwise better bid, to acquire the Assets from the Seller for $70,600,000 in cash plus the assumption of specified liabilities related to the Assets. The Company has deposited $3,530,000 into escrow which will be credited to the purchase price on the completion of the acquisition of the Assets. If the Agreement is terminated, the deposit will be returned to the Company unless the Company defaults under the Agreement, in which event the deposit will be retained by the Seller without limitation of other remedies available to Seller under the Agreement. If the Bankruptcy Court approves the Agreement and the Agreement is later terminated for certain reasons, including because the Seller enters into a competing transaction, the Seller may be required to pay the Company a termination fee equal to $1,412,000.

The Agreement contains customary representations and warranties of the parties. The asset purchase transaction is expected to close during the fourth quarter of 2010, subject to a number of customary conditions, which, among others, include the entry of the Bidding Procedures Order and the Sale Order by the Bankruptcy Court, antitrust and other customary regulatory approvals, the performance by each party of its obligations under the Agreement, and the material accuracy of each party’s representations.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending on September 30, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: September 28, 2010	By:	/S/ MICHAEL J. CULOTTA
Michael J. Culotta
Executive Vice President and Chief Financial Officer